Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
InterAmerican Acquisition Group Inc.

We hereby consent to the use in the Prospectus constituting part of Amendment No. 5 to the Registration Statement on Form S-4 of our report dated July 17, 2009 on  the financial statements of Sing Kung Limited (incorporated in the British Virgin Islands) as of December 31, 2008 and 2007 and for the year ended December 31, 2008 and for the period from January 18, 2007 (inception) to December 31, 2007 and our report dated July 10, 2009 on the financial statements of Shanghai New Century Urban Construction Investment Co. Ltd. (formerly known as Shanghai New Century Urban Construction Investment Co., Ltd.) (incorporated in the People’s Republic of China) as of December 31, 2007, 2006 and 2005 and for the years ended December 31, 2007 and 2006 and for the period from July 11, 2005 (inception) to December 31, 2005, each of which appears in such Prospectus.  We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ UHY Vocation HK CPA Limited

UHY Vocation HK CPA Limited
Hong Kong, People’s Republic of China

August 5, 2009